Savers Value Village, Inc. Reports Fourth Quarter and Fiscal Year 2023 Financial Results
Quarterly net sales increased 4.4% or 4.5% in constant currency1
Quarterly comparable store sales increased 2.6%
Opened five new stores in the quarter

Bellevue, WA - March 7, 2024 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced financial results for the thirteen weeks ended December 30, 2023 (the “fourth quarter”) and the fifty-two weeks ended December 30, 2023 (“fiscal 2023”).
Highlights for the Fourth Quarter of 2023, Compared to the Fourth Quarter of 2022
•Net sales increased 4.4% to $382.8 million. Constant currency net sales1 increased 4.5% to $383.5 million.
•Comparable store sales increased 2.6%, with the U.S. and Canada up 3.1% and 2.0%, respectively.
•Sales yield2 increased 2.0% to $1.54 per pound.
•The Company opened five new stores during the fourth quarter, ending the fourth quarter with a total of 326 stores.
•Net income increased 66.0% to $43.9 million, or $0.27 per diluted share, from $26.4 million, or $0.18 per diluted share.
•Adjusted net income1 and Adjusted net income per diluted share1 were $25.4 million and $0.15, respectively.
•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)1 increased 5.0% to $83.1 million, and Adjusted EBITDA margin1 increased 10 basis points to 21.7%. Adjusted EBITDA1 included a $0.1 million negative impact from changes in foreign currency rates.
Mark Walsh, Chief Executive Officer, commented, “We finished the year on a strong note and are pleased with the underlying performance and resiliency of our business. We believe our results, once again, demonstrate the power of our vertically integrated model – which allows us to align our processing levels with demand trends to generate strong profitability and cash flow. Despite some weather impact early in the fourth quarter, we delivered better than expected adjusted EBITDA of more than $83 million in the fourth quarter and $322 million in 2023.”
Mr. Walsh continued, “With the strong secular trends and the investments in people, processes and technology we have made over the last few years, we are well-positioned to accelerate our organic unit growth up to the high-single-digit percent range over the next few years. We feel very good about our 22 planned store openings in 2024 and the tremendous growth opportunities ahead of us.”

[1] Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as well as amounts presented on a constant currency basis, are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures”, “Constant Currency” and the accompanying financial tables which reconcile GAAP financial measures to these non-GAAP measures.
2 We define sales yield as retail sales generated per pound processed on a currency neutral and comparable store basis.

Balance Sheet Highlights
•As of December 30, 2023, cash and cash equivalents totaled $180.0 million, compared to $112.1 million as of December 31, 2022.
•As of December 30, 2023, the Company had total borrowings of $816.8 million outstanding and its net leverage, defined as total debt less cash and cash equivalents, divided by Adjusted EBITDA for the trailing twelve months, was 2.0x.
•There were no borrowings under the Company’s $75.0 million revolving credit facility as of December 30, 2023.
On January 30, 2024, the Company entered into an amendment to its Senior Secured Credit Facilities resulting in a reduction of approximately 175 basis points on existing borrowings under the Term Loan Facility as a result of a a reduction in the margin at the time of the reprice, the elimination of the SOFR adjustment margin and an additional reduction of the margin conditional on the Company achieving certain public corporate family ratings, which condition was met during February when Moody’s upgraded the Company’s corporate family rating to B1 Stable from B2 Stable.
On March 4, 2024, the Company redeemed $49.5 million aggregate principal amount of the Senior Secured Notes. Subsequent to the redemption, the Company had total borrowings of $767.3 million outstanding.
Fiscal 2024 Outlook
The Company expects the following for the fifty-two weeks ending December 28, 2024 (“fiscal 2024”):
•The opening of approximately 22 new stores;
•Total net sales of approximately $1.57 to $1.59 billion;
•Comparable store sales growth of approximately 2% to 3%;
•Net income of approximately $78 million;
•Adjusted net income1 of approximately $123 million;
•Adjusted EBITDA2 of approximately $340 million;
•Capital expenditures in the range of $105 to $115 million; and
•GAAP-based diluted weighted average common shares outstanding of approximately 172 million.

[1] Adjusted net income is not a measure recognized under U.S. GAAP. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” below and the accompanying financial tables which reconcile GAAP financial measures to non-GAAP financial measures.

2 We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we cannot determine the probable significance of the various reconciling items, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call Information
A conference call to discuss the fourth quarter and fiscal 2023 financial results is scheduled for today, March 7, 2024, at 4:30 p.m. ET.
Investors and analysts who wish to participate in the call are invited to dial +1 888 886-7786 (international callers, please dial +1 416 764-8658) approximately 10 minutes prior to the start of the call. Please reference Conference ID 51129642 when prompted. A live webcast of the conference call will be available over the Internet, which you may access by logging on to the Investor Relations section on the Company’s website at https://ir.savers.com/events-and-presentations/default.aspx.
A recorded replay of the call will be available shortly after the conclusion of the call and remain available until March 21, 2024. To access the telephone replay, dial +1 877 674-7070 (international callers, please dial +1 416 764-8692). The access code for the replay is 129642#. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website for one year.

About the Savers Value Village™ family of thrift stores
As the largest for-profit thrift operator in the United States and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers family of thrift stores, our impact, and the #ThriftProud movement at savers.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2024 outlook or financial guidance, and industry outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; the risks associated with doing business with international manufacturers and suppliers including, but not limited to, transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not be able to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized distribution centers; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of controls and produce timely and accurate financial statements or comply with applicable regulations; and risks associated with heightened geopolitical instability due to the conflicts in the Middle East and Eastern Europe; outbreak of viruses or widespread illness, including the continued impact of COVID-19 and continuing or renewed regulatory responses thereto; ; together with each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin. The Company has included these non-GAAP financial measures in this press release as they are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by its competitors, because not all companies and analysts calculate

Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net income and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because we consider these meaningful measures to share with investors because they best allow comparison of the performance of one period with that of another period. In addition, by presenting Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, we provide investors with management’s perspective of the Company’s operating performance.
Adjusted net income is defined as net income excluding the impact of loss on extinguishment of debt, IPO-related stock-based compensation expense, transaction costs, dividend-related bonus, (gain) loss on foreign currency, net, certain other adjustments, the tax effect on the above adjustments, and non-recurring tax benefit. The Company defines Adjusted net income per diluted share as Adjusted net income divided by diluted weighted average common shares outstanding.
The Company defines Adjusted EBITDA as net income excluding the impact of interest expense, net, income tax (benefit) expense, depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, non-cash occupancy-related costs, lease intangible asset expense, pre-opening expenses, store closing expenses, executive transition costs, transaction costs, dividend-related bonus, gain (loss) on foreign currency, net, and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales, expressed as a percentage.
Constant Currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refer to the exchange rates used to translate the Company's operating results for all countries where the transactional currency is not the U.S. Dollar into U.S. Dollars. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the Company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. During the thirteen and fifty-two weeks ended December 30, 2023, as compared to the thirteen and fifty-two weeks ended December 31, 2022, the U.S. dollar was stronger relative to the Canadian and Australian dollars which resulted in an unfavorable foreign currency impact on our operating results. To present this information, our current operating results in currencies other than the U.S. dollar are converted into U.S. dollars using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
John Rouleau/Lyn Walther
ICR, Inc.
Investors@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

SAVERS VALUE VILLAGE, INC.

Condensed Consolidated Balance Sheets
(All amounts in thousands, except per share amounts, unaudited)

	December 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$179,955	$112,132
Trade receivables, net	11,767	14,092
Inventories	32,820	21,822
Prepaid expenses and other current assets	25,691	35,647
Derivative assets – current	7,691	8,625
Total current assets	257,924	192,318
Property and equipment, net	229,405	190,518
Right-of-use lease assets	499,375	437,843
Goodwill	687,368	681,447
Intangible assets, net	166,681	170,651
Derivative assets – non-current	23,519	31,077
Other assets	3,133	3,961
Total assets	$1,867,405	$1,707,815
Current liabilities:
Accounts payable and accrued liabilities	$92,550	$80,748
Accrued payroll and related taxes	65,096	62,046
Lease liabilities – current	79,306	79,838
Current portion of long-term debt and short-term borrowings	4,500	50,250
Total current liabilities	241,452	272,882
Long-term debt, net	784,593	783,347
Lease liabilities – non-current	419,407	349,194
Deferred tax liabilities, net	27,909	63,141
Other liabilities	17,989	11,916
Total liabilities	1,491,350	1,480,480
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	593,109	226,327
Accumulated deficit	(247,541)	(38,443)
Accumulated other comprehensive income	30,487	39,451
Total stockholders’ equity	376,055	227,335
Total liabilities and stockholders’ equity	$1,867,405	$1,707,815

SAVERS VALUE VILLAGE, INC.

Condensed Consolidated Statements of Income
(All amounts in thousands, except per share amounts, unaudited)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 30, 2023		December 31, 2022		December 30, 2023		December 31, 2022
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	$382,765	100.0%	$366,802	100.0%	$1,500,249	100.0%	$1,437,229	100.0%
Operating expenses:
Cost of merchandise sold, exclusive of depreciation and amortization	160,721	42.0	156,554	42.7	619,671	41.3	599,926	41.7
Salaries, wages and benefits	90,101	23.5	73,944	20.2	366,189	24.4	273,587	19.0
Selling, general and administrative	79,008	20.6	74,501	20.3	311,388	20.8	301,737	21.0
Depreciation and amortization	16,056	4.2	15,643	4.3	61,144	4.0	55,753	3.9
Total operating expenses	345,886	90.3	320,642	87.5	1,358,392	90.5	1,231,003	85.6
Operating income	36,879	9.7	46,160	12.5	141,857	9.5	206,226	14.4
Other (expense) income:
Interest expense, net	(17,588)	(4.6)	(18,889)	(5.1)	(88,500)	(5.9)	(64,744)	(4.5)
Gain (loss) on foreign currency, net	1,073	0.3	5,902	1.6	6,660	0.4	(20,737)	(1.4)
Other income, net	3,515	0.9	4,367	1.2	3,688	0.2	4,576	0.3
Loss on extinguishment of debt	—	—	—	—	(16,626)	(1.1)	(1,023)	(0.1)
Other expense, net	(13,000)	(3.4)	(8,620)	(2.3)	(94,778)	(6.4)	(81,928)	(5.7)
Income before income taxes	23,879	6.3	37,540	10.2	47,079	3.1	124,298	8.7
Income tax (benefit) expense	(19,993)	(5.2)	11,106	3.0	(6,036)	(0.4)	39,578	2.8
Net income	$43,872	11.5%	$26,434	7.2%	$53,115	3.5%	84,720	5.9%
Net income per share, basic	$0.27		$0.19		$0.35		$0.60
Net income per share, diluted	$0.27		$0.18		$0.34		$0.58
Basic weighted average shares outstanding	160,453		141,590		151,027		141,561
Diluted weighted average shares outstanding	165,223		146,312		156,156		146,049

SAVERS VALUE VILLAGE, INC.

Condensed Consolidated Statements of Cash Flows
(All amounts in thousands, unaudited)

	Fifty-Two Weeks Ended
	December 30, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$53,115	$84,720
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	72,604	1,943
Amortization of debt issuance costs and debt discount	6,051	4,005
Depreciation and amortization	61,144	55,753
Operating lease expense	119,908	114,788
Deferred income taxes, net	(35,249)	20,261
Loss on extinguishment of debt	16,626	1,023
Other items	(15,055)	22,795
Changes in operating assets and liabilities:
Trade receivables	740	(8,053)
Inventories	(10,926)	2,246
Prepaid expenses and other current assets	3,659	(16,928)
Accounts payable and accrued liabilities	8,154	6,887
Accrued payroll and related taxes	2,428	(12,632)
Operating lease liabilities	(110,438)	(104,685)
Other liabilities	2,404	(2,690)
Net cash provided by operating activities	175,165	169,433
Cash flows from investing activities:
Purchases of property and equipment	(91,743)	(110,173)
Purchase of trade name	(650)	—
Settlement of derivative instruments, net	28	(329)
Net cash used in investing activities	(92,365)	(110,502)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	529,247	—
Principal payments on long-term debt	(547,931)	(10,991)
Payment of debt issuance costs	(4,359)	(626)
Prepayment premium on extinguishment of debt	(1,650)	(1,023)
Advances on revolving line of credit	42,000	102,000
Repayments of revolving line of credit	(84,000)	(60,000)
Dividends paid	(262,235)	(69,433)
Proceeds from initial public offering, net	314,719	—
Payment of offering costs	(9,061)	—
Repurchase of shares and shares withheld to cover taxes	(849)	(292)
Settlement of derivative instrument, net	8,601	147
Principal payments on finance lease liabilities	(1,526)	—
Net cash used in financing activities	(17,044)	(40,218)
Effect of exchange rate changes on cash and cash equivalents	2,067	(4,496)
Net change in cash and cash equivalents	67,823	14,217
Cash and cash equivalents at beginning of period	112,132	97,915
Cash and cash equivalents at end of period	$179,955	$112,132

SAVERS VALUE VILLAGE, INC.

Supplemental Detail on Net Income Per Common Share Calculation
(Unaudited)

The following unaudited table sets forth the computation of net income per basic and diluted share as shown on the face of the accompanying condensed consolidated statements of income:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
(in thousands, except per share data)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Numerator
Net income	$43,872	$26,434	$53,115	$84,720
Denominator
Basic weighted average common shares outstanding	160,453	141,590	151,027	141,561
Dilutive effect of employee stock options and awards	4,770	4,722	5,129	4,488
Diluted weighted average common shares outstanding	165,223	146,312	156,156	146,049
Net income per share
Basic	$0.27	$0.19	$0.35	$0.60
Diluted	$0.27	$0.18	$0.34	$0.58

SAVERS VALUE VILLAGE, INC.

Supplemental Detail on Net Sales by Segment
(Unaudited)
The following unaudited tables present net sales by segment for the periods presented:

	Thirteen Weeks Ended
(in thousands)	December 30, 2023	December 31, 2022	$ Change	% Change
U.S. Retail	$199,478	$192,047	$7,431	3.9%
Canada Retail	155,350	148,511	6,839	4.6
Other	27,937	26,244	1,693	6.5
Total net sales	$382,765	$366,802	$15,963	4.4%

	Fifty-Two Weeks Ended
(in thousands)	December 30, 2023	December 31, 2022	$ Change	% Change
U.S. Retail	$780,126	$747,397	$32,729	4.4%
Canada Retail	605,630	582,944	22,686	3.9
Other	114,493	106,888	7,605	7.1
Total net sales	$1,500,249	$1,437,229	$63,020	4.4%

SAVERS VALUE VILLAGE, INC.

Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call held on March 7, 2024, discussing the Company’s financial condition and results of operations for the fourth quarter and fiscal year 2023.
A reconciliation of net income and net income per diluted share on a GAAP basis to Adjusted net income and Adjusted net income per diluted share for the thirteen and fifty-two weeks ended December 30, 2023 and December 31, 2022 is presented in the table below:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
(in thousands, except per share amounts)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net income:
Net income	$43,872	$26,434	$53,115	$84,720
Loss on extinguishment of debt(1)(2)	—	—	16,626	1,023
IPO-related stock-based compensation expense(1)(3)	20,784	—	69,108	—
Transaction costs(1)(4)	770	422	3,103	4,728
Dividend-related bonus(1)(5)	—	6,499	24,097	6,499
(Gain) loss on foreign currency, net(1)	(1,073)	(5,902)	(6,660)	20,737
Other adjustments(1)(6)	(2,415)	(334)	(3,260)	2,698
Tax effect on adjustments(7)	(5,239)	(218)	(29,874)	(11,348)
Non-recurring tax benefit(8)	(31,340)	—	(31,340)	—
Adjusted net income	$25,359	$26,901	$94,915	$109,057

Net income per share - diluted:
Net income per diluted share	$0.27	$0.18	$0.34	$0.58
Loss on extinguishment of debt(1)(2)	—	—	0.11	0.01
IPO-related stock-based compensation expense(1)(3)	0.13	—	0.44	—
Transaction costs(1)(4)	—	—	0.02	0.03
Dividend-related bonus(1)(5)	—	0.04	0.15	0.04
(Gain) loss on foreign currency, net(1)	(0.01)	(0.04)	(0.04)	0.14
Other adjustments(1)(6)	(0.01)	—	(0.02)	0.02
Tax effect on adjustments(7)	(0.03)	—	(0.19)	(0.08)
Non-recurring tax benefit(8)	(0.20)	—	(0.20)	—
Adjusted net income per diluted share*	$0.15	$0.18	$0.61	$0.75
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effect of the loss on debt extinguishment in relation to the partial repayment of outstanding borrowings under the Term Loan Facility on February 6, 2023 and July 5, 2023, the partial redemption of our Senior Secured Notes on July 3, 2023, and the repayment of a mortgage loan on January 6, 2022.
(3)Reflects stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Transaction costs are comprised of non-capitalizable expenses related to offering costs and the 2nd Ave. acquisition, such as accounting, consulting and legal fees.
(5)Represents dividend-related bonuses and related taxes paid in conjunction with the Company’s February 2023 and December 2022 dividends.
(6)Other adjustments include the effect of asset disposals. The thirteen and fifty-two weeks ended December 30, 2023 further includes legal and insurance settlement proceeds of $3.8 million and $4.7 million, respectively.

(7)Tax effect on adjustments is calculated based on the effective tax rates for the respective periods. The effective tax rate for fiscal 2023 is adjusted to remove Section 162(m) limitations and the tax benefit of restructuring.
(8)Represents a one-time tax benefit of $31.3 million associated with an internal legal entity restructuring.

A reconciliation of the Company’s fiscal 2024 outlook for net income on a GAAP basis to Adjusted net income is presented in the table below:

Fifty-Two Weeks Ended
(in millions)	December 28, 2024
Net income:
Net income	$78
Loss on extinguishment of debt(1)(2)	4
IPO-related stock-based compensation expense(1)(3)	61
Transaction costs(1)(4)	1
Tax effect on adjustments	(21)
Adjusted net income	$123
(1)Presented pre-tax.
(2)Removes the effects of the loss on debt extinguishment in relation to the repricing of existing borrowings under the Term Loan Facility on January 30, 2024 and the redemption of $49.5 million aggregate principal amount of Senior Secured Notes on March 4, 2024.
(3)Reflects stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Removes the effect of expenses incurred pursuant to the Third Amendment.

A reconciliation of GAAP net income to Adjusted EBITDA for the thirteen and fifty-two weeks ended December 30, 2023 and December 31, 2022 is presented in the table below:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
(dollars in thousands)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net income	$43,872	$26,434	$53,115	$84,720
Interest expense, net	17,588	18,889	88,500	64,744
Income tax (benefit) expense	(19,993)	11,106	(6,036)	39,578
Depreciation and amortization	16,056	15,643	61,144	55,753
Loss on extinguishment of debt(1)	—	—	16,626	1,023
Stock-based compensation expense(2)	21,634	862	72,604	1,943
Non-cash occupancy-related costs(3)	2,837	841	5,902	1,464
Lease intangible asset expense(4)	939	1,170	4,093	7,677
Pre-opening expenses(5)	2,309	2,150	7,536	5,858
Store closing expenses(6)	582	938	1,613	2,732
Executive transition costs(7)	—	408	—	1,532
Transaction costs(8)	770	422	3,103	4,728
Dividend-related bonuses(9)	—	6,499	24,097	6,499
(Gain) loss on foreign currency, net	(1,073)	(5,902)	(6,660)	20,737
Other adjustments(10)	(2,415)	(334)	(3,260)	2,698
Adjusted EBITDA	$83,106	$79,126	$322,377	$301,686
Net income margin	11.5%	7.2%	3.5%	5.9%
Adjusted EBITDA margin	21.7%	21.6%	21.5%	21.0%

(1)Removes the effects of the loss on debt extinguishment in relation to the partial repayment of outstanding borrowings under the Term Loan Facility on February 6, 2023 and July 5, 2023, the partial redemption of our Senior Secured Notes on July 3, 2023, and the repayment of a mortgage loan on January 6, 2022.
(2)Represents non-cash stock based compensation expense related to stock options and restricted stock units granted to certain of the Company’s employees and directors.
(3)Represents the difference between cash and straight-line lease expense.
(4)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.
(5)Pre-opening expenses include expenses incurred in the preparation and opening of new stores and processing locations, such as payroll, training, travel, occupancy and supplies.
(6)Costs associated with the closing of certain retail locations, including lease termination costs, amounts paid to third parties for rent reduction negotiations, and fees paid to landlords for store closings.
(7)Represents severance costs associated with executive leadership changes and the 2nd Ave. Acquisition.
(8)Transaction costs are comprised of non-capitalizable expenses related to offering costs and the 2nd Ave. acquisition, such as accounting, consulting and legal fees.
(9)Represents dividend-related bonuses and related taxes paid in conjunction with the Company’s February 2023 and December 2022 dividends.
(10)Other adjustments include the effect of asset disposals. The thirteen and fifty-two weeks ended December 30, 2023 further includes legal and insurance settlement proceeds of $3.8 million and $4.7 million, respectively.

Constant-currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales are not financial measures prepared in accordance with GAAP.
A reconciliation of GAAP net sales to constant-currency net sales for the thirteen and fifty-two weeks ended December 30, 2023 and December 31, 2022 is presented in the table below:

	Thirteen Weeks Ended
(dollars in thousands)	December 30, 2023	December 31, 2022	$ Change	% Change
Net sales	$382,765	$366,802	$15,963	4.4%
Impact of foreign currency	690	n/a	690	n/m
Constant-currency net sales	$383,455	$366,802	$16,653	4.5%

	Fifty-Two Weeks Ended
(dollars in thousands)	December 30, 2023	December 31, 2022	$ Change	% Change
Net sales	$1,500,249	$1,437,229	$63,020	4.4%
Impact of foreign currency	23,803	n/a	23,803	n/m
Constant-currency net sales	$1,524,052	$1,437,229	$86,823	6.0%

n/a - not applicable n/m - not meaningful

Supplemental Metrics
We use the supplemental metrics below to evaluate the performance of our business, identify trends, formulate financial projections and make strategic decisions. The Company believes that these metrics provide useful information to investors and others in understanding and evaluating its results of operations in the same manner as its management team.
The following table summarizes certain supplemental metrics for the thirteen and fifty-two weeks ended December 30, 2023 and December 31, 2022:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Comparable Store Sales Growth(1)
United States	3.1%	4.3%	4.4%	4.5%
Canada	2.0%	7.0%	5.0%	25.3%
Total(3)	2.6%	6.1%	4.7%	13.5%
Comparable Store Daily Sales Growth(2)
United States	n/m	4.3%	n/m	4.5%
Canada	n/m	6.3%	n/m	4.5%
Total(3)	n/m	4.6%	n/m	3.3%
Number of Stores
United States	155	150	155	150
Canada	159	152	159	152
Total(3)	326	314	326	314
Pounds processed (lbs mm)	250	234	984	985
Sales yield(4)	$1.54	$1.51	$1.48	$1.39

n/m - not meaningful
(1)Comparable store sales growth is the percentage change in comparable store sales over the comparable period in the prior fiscal year. We define comparable store sales to be sales by stores that have been in operation for all or a portion of two consecutive fiscal years, or, in other words, stores that are starting their third fiscal year of operation. We consider any store temporarily closed due to the COVID-19 pandemic to be open and comparable during the period for the purposes of calculating comparable store sales growth. Comparable store sales growth excludes stores acquired in the 2nd Ave. acquisition because those stores were not yet fully integrated during the prior year comparative period. Comparable store sales growth is measured in local currency for Canada, while total comparable store sales growth is measured on a constant currency basis.
(2)Comparable store daily sales growth represents net sales by stores in the relevant geography that were or would have been open for the entirety of both periods if not for temporary closures due to the COVID-19 pandemic, divided by the aggregate number of days those stores were open. Comparable store daily sales growth is the percentage change in comparable store daily sales over the comparable period in the prior fiscal year. Comparable store daily sales growth excludes stores acquired in the 2nd Ave. Acquisition, because those stores were not yet fully integrated during the prior year comparative period. Comparable store daily sales growth is measured in local currency for Canada, while total comparable store daily sales growth is measured on a constant currency basis.
(3)Total comparable store sales growth, total comparable store daily sales growth and total number of stores include our Australia retail locations, in addition to the United States and Canada.
(4)We define sales yield as retail sales generated per pound processed on a currency neutral and comparable store basis.